Exhibit 10.3

Execution Version

MEMBER SUPPORT AGREEMENT

This MEMBER SUPPORT AGREEMENT (this “Agreement”), dated as of February 9, 2021, is made by and among Forest Road Acquisition Corp., a Delaware corporation (“Acquiror”), the Persons set forth on Schedule I hereto (the “Raine Members”), the Persons set forth on Schedule II hereto (the “Daikeler Trust Members”, and together with the Raine Members, each a “Required Member” and collectively, the “Required Members”) and The Beachbody Company Group, LLC, a Delaware limited liability company (the “Company”). The Required Members, Acquiror and the Company shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

WHEREAS, as of the date hereof, the Raine Members are the holders of Series A Preferred Units (as defined in the Amended and Restated Operating Agreement of the Company, the “Operating Agreement”) of such class and number of units of the Company as are indicated opposite each name on Schedule I attached hereto (together with any other Equity Securities of BB that any Raine Member holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership of after the date hereof, collectively, the “Raine Equity Securities”);

WHEREAS, as of the date hereof, the Daikeler Trust Members are the holders of Common Units (as defined in the Operating Agreement) of such class and number of units of the Company as are indicated opposite each name on Schedule II attached hereto (together with the Raine Equity Securities and any other Equity Securities of BB that any Daikeler Trust Member holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership of after the date hereof, collectively, “Subject BB Equity Securities”);

WHEREAS, Acquiror, the Company and certain other Persons party thereto entered into the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”); and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently therewith, pursuant to which, among other things, the Required Members will vote in favor of approval of the Merger Agreement and the transactions contemplated thereby.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Binding Effect of Merger Agreement. The Required Members hereby acknowledge that they have read the Merger Agreement and this Agreement and have had the opportunity to consult with their tax and legal advisors. The Required Members shall be bound by and comply with Sections 8.03(a) (Exclusivity) and 8.05 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if the Required Members were each an original signatory to the Merger Agreement with respect to such provisions.

2. No Transfer. Until the Effective Time, the Required Members shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement / Prospectus or the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Acquiror Common Stock or Acquiror Warrants owned by Required Members, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Common Stock or Acquiror Warrants owned by Required Members or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

3. Registration Rights Agreement. On the Closing Date, the Daikeler Trust Members and Raine Members shall deliver to the Company a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among the Company, the Sponsor, and certain of the Company’s equityholders or their respective affiliates, including the Daikeler Trust Members and the Raine Members, in substantially the form attached as Exhibit C to the Merger Agreement.

4. Agreement to Vote. The Required Members hereby agree that from the date hereof until the earlier of (a) the Closing and (b) the valid termination of the Merger Agreement in accordance with Section 10 thereof or the termination of this Agreement:

(i) to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) at any meeting of the members of BB, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the members of BB is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such holder’s Subject BB Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of such Required Member’s Subject BB Equity Securities:

(A) in favor of the Merger Agreement and the Transactions;

(B) to authorize and approve the Merger as a Deemed Liquidation Event pursuant to Section 4.12(d) of the Operating Agreement;

(C) to exercise the drag-along rights set forth in Section 11.3 of the Operating Agreement and Section 5.1 of the Rights Agreement;

(D) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by BB (other than the Merger Agreement and the Transactions);

(E) against any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement or the Transactions; and

(F) against any proposal, action or agreement that would (1) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Transactions, (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of BB under the Merger Agreement, (3) result in any of the conditions set forth in Article 9 of the Merger Agreement not being fulfilled or (4) change in any manner the distribution policy or capitalization of, including the voting rights of any class of equity security of, BB; and

(ii) not to commit or agree to take any action inconsistent with the foregoing.

5. Representations and Warranties. The Required Members severally and not jointly represent and warrant to Acquiror and the Company, and only with respect to itself, as follows:

(a) Such Required Member is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Required Member’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company, or organizational actions on the part of such Required Member. This Agreement has been duly executed and delivered by such Required Member and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of such Required Member, enforceable against such Required Member in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Such Required Member is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of its Subject BB Equity Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject BB Equity Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject BB Equity Securities, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Organizational Documents, (iii) the Merger Agreement, or (iv) any applicable securities Laws. Such Required Member’s Subject BB Equity Securities are the only equity securities of the Company owned of record or beneficially by such Required Member on the date of this Agreement, and none of such Required Member’s Subject BB Equity Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject BB Equity Securities, except as provided hereunder. Such Required Member does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of the Acquiror.

(c) The execution and delivery of this Agreement by such Required Member does not, and the performance by such Required Member of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Required Member, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Required Member or such Required Member’s Subject BB Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Required Member of its obligations under this Agreement.

(d) There are no Actions pending against such Required Member or, to the knowledge of such Required Members, threatened against such Required Member, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Required Member of its obligations under this Agreement.

(e) Except as described on Schedule 4.24 to the Merger Agreement, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by such Required Member, for which the Company or any of its Affiliates may become liable.

(f) Such Required Member understands and acknowledges that each of Acquiror and each Company Party is entering into the Merger Agreement in reliance upon the Required Members’ execution and delivery of this Agreement.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 6 through 8 shall each survive the termination of this Agreement, and (iii) Sections 10 through 18 shall each survive the termination of this Agreement solely to the extent related to any surviving sections. For purposes of this Section 6, (A) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the actual knowledge (as opposed to constructive, imputed or implied knowledge) that the taking of such act or such failure to act will constitute or cause a breach of this Agreement and (B) “Fraud” means an act or omission by a Party, and requires: (I) a false or incorrect representation or warranty expressly set forth in this Agreement, (II) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (III) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (IV) another Party’s justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement is the cause of such Party entering into this Agreement, and (V) causing such Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

7. No Recourse. Each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any Acquiror Non-Party Affiliate, and (b) none of the Company Non-Party Affiliates or the Acquiror Non-Party Affiliates shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. For the purpose of this Section 7, (i) “Acquiror Non-Party Affiliate” means (A) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of either Acquiror or Sponsor and (B) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons referred to in the immediately preceding clause (i)(A) (other than, for the avoidance of doubt, Acquiror) and (ii) “Company Non-Party Affiliate” means (A) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company or any of its Subsidiaries (other than, for the avoidance of doubt, the Company or any of its Subsidiaries) or any family member of the foregoing Persons and (B) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in the immediately preceding clause (ii)(A) (other than, for the avoidance of doubt, the Company or any of its Subsidiaries).

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Required Members make no agreement or understanding herein in any capacity other than in the Required Members’ capacity as a record holder and beneficial owner of the Subject BB Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the Merger Agreement by any representative of the Required Members in such representative’s capacity as a member of the board of managers (or other similar governing body) of the Company or as an officer, employee or fiduciary of the Company or an Affiliate of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

9. Further Assurances. From time to time, at the Company’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Required Members further agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Company or the Company’s Affiliates or any of their respective successors and assigns challenging the transactions contemplated by this Agreement or the Merger Agreement.

10. Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

12. Jurisdiction; WAIVER OF JURY TRIAL. Any Action based upon, arising out of or related to this Agreement or the Transactions may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13 shall be null and void, ab initio.

14. Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

15. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

16. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company or, following the Closing, Acquiror:

The Beachbody Company Group, LLC

3301 Exposition Boulevard

Santa Monica, CA 90404

Attn: Jonathan Gelfand

E-mail: jgelfand@beachbody.com

with copies to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn: Justin Hamill, Steven Stokdyk

Email: justin.hamill@lw.com, steven.stokdyk@lw.com

If prior to the Closing, to Acquiror:

Forest Road Acquisition Corp.

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Attention: Keith L. Horn

Telephone: (201) 988-1467

E-mail: khorn@loringcapitaladvisors.com

in each case, with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Monica J. Shilling, P.C.

Telephone: (310) 552-4355

Email: monica.shilling@kirkland.com

and

Kirkland & Ellis LLP

1601 Elm Street

Dallas, TX 75201

Attention: Michael Considine, P.C.

Telephone: (214) 972-1770

Email: mpconsidine@kirkland.com

If to the Raine Members:

c/o The Raine Group

65 East 55th Street, 24th Floor

New York, NY 10022

Attention: Alfred Chianese, Esq.

Email: legalteam@raine.com

with copies to:

Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street

New York, NY 10019

Attention: Stephen B. Amdur

Email: stephen.amdur@pillsburylaw.com

If to the Daikeler Trust Members:

c/o The Beachbody Company Group, LLC

3301 Exposition Boulevard

Santa Monica, CA 90404

Attn: Jonathan Gelfand

E-mail: jgelfand@beachbody.com

with copies to:

Cozen O’Connor PC

One Liberty Place

1650 Market Street Suite 2800

Philadelphia, PA 19103

Attention: Michael J. Heller

Email: mheller@cozen.com

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

17. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter hereof exist between the Parties except as expressly set forth or referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FOREST ROAD ACQUISITION CORP.
By:	/s/ Keith L. Horn
Name: Keith L. Horn
Title: Chief Executive Officer

Signature Page to Member Support Agreement

THE BEACHBODY COMPANY GROUP, LLC
By:	/s/ Carl Daikeler
Name: Carl Daikeler
Title: Chief Executive Officer

Signature Page to Member Support Agreement

REQUIRED MEMBERS:

RPIII RAINSANITY LP
By: RPIII Corp SPV Management LLC, its general partner
By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President
RPIII RAINSANITY CO-INVEST 1 LLC
By: Raine Associates III Corp (AIV 2) GP LP, its general manager
By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President
RPIII RAINSANITY CO-INVEST 2 LLC
By: Raine Associates III Corp (AIV 2) GP LP, its general manager
By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President
RPIII RAINSANITY CO-INVEST 3 LLC
By: Raine Associates III Corp (AIV 2) GP LP, its general manager
By:	/s/ Alfred Chianese
Name:	Alfred Chianese
Title:	Vice President

Signature Page to Member Support Agreement

CARL DAIKELER & ISABELLE BROUSSEAU DAIKELER REVOCABLE TRUST
By: /s/ Carl Daikeler
Name: Carl Daikeler
Title: Trustee
AVA DAIKELER 2012 IRREVOCABLE TRUST
By: /s/ Michael J. Heller
Name: Michael J. Heller
Title: Trustee
DANIEL DAIKELER 2012 IRREVOCABLE TRUST
By: /s/ Michael J. Heller
Name: Michael J. Heller
Title: Trustee

SCHEDULE I

Raine Members

Required Member	Class of Units	Number of Units
RPIII Rainsanity LP	Series A Preferred	8,558,514.565
RPIII Rainsanity Co-Invest 1 LLC	Series A Preferred	1,006,884.066
RPIII Rainsanity Co-Invest 2 LLC	Series A Preferred	302,065.220
RPIII Rainsanity Co-Invest 3 LLC	Series A Preferred	201,376.813

SCHEDULE II

Daikeler Trust Members

Required Member	Class of Units	Number of Units
Carl Daikeler & Isabelle Brousseau Daikeler Revocable Trust	Common	39,780,519.390
Ava Daikeler 2012 Irrevocable Trust	Common	1,131,165.430
Daniel Daikeler 2012 Irrevocable Trust	Common	1,131,165.430

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